UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 3, 2014

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2014, Moody National REIT I, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) for the acquisition of a hotel property located in Newark, California commonly known as the TownePlace Suites by Marriott Newark/Silicon Valley (the “Silicon Valley Hotel”), from MN Newark, LLC, an unaffiliated third party seller (“Seller”), for an aggregate purchase price of $11,400,000, excluding acquisition costs. The Company intends to finance the acquisition of the Silicon Valley Hotel with proceeds from its ongoing public offering and the assumption of existing financing scoured by the Silicon Valley Hotel.

Pursuant to the Purchase Agreement, Moody National TPS Newark MT, LLC (“Moody MT”), an affiliate of the Company which leases the Silicon Valley Hotel from the Seller, has agreed to, among other things, transfer to the Company all of the interests owned by Moody MT in the Silicon Valley Hotel, including, without limitation, all personal property, inventory, intangible property not owned by the Seller, contracts and leases, concession and occupancy agreements. Moody MT will not receive any of the purchase price paid by the Company for the Silicon Valley Hotel.

The Silicon Valley Hotel was built in 2000 and features 127 suites with fully-equipped kitchenettes. The property also includes an exercise room, outdoor pool, BBQ area, and guest laundry facilities. The Silicon Valley Hotel is located on Cedar Boulevard in Newark, approximately one quarter mile north of the intersection of Cedar Boulevard with Stevenson Road, which is a major thoroughfare connecting to Interstate 80. Newark is located on the edge of Silicon Valley, in the San Francisco Bay Area in Northern California. Silicon Valley is home to many of the world’s largest technology corporations, as well as numerous smaller startup companies, and is a leading hub for high-tech innovation and development.

The acquisition of the Silicon Valley Hotel is subject to substantial conditions to closing, including: (1) the sale of a sufficient number of shares of the Company’s common stock in the Company’s public offering to fund a portion of the purchase price for the Silicon Valley Hotel; (2) the Company’s ability to obtain lender consent to the Company’s assumption of the existing financing secured by the Silicon Valley Hotel; and (3) the absence of a material adverse change to the Silicon Valley Hotel prior to the date of the acquisition. There is no assurance that the Company will close the acquisition of the Silicon Valley Hotel on the terms described above or at all.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: February 7, 2014	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President